Exhibit 10.93

NEXSTAR BROADCASTING GROUP, INC.

Amendment to Employment Agreement

Perry A. Sook

DATED: MARCH 27, 2009

WHEREAS, Nexstar Broadcasting Group, Inc., a Delaware corporation (the “Company”), as successor to Nexstar Group, Inc., and Perry A. Sook (“Sook”) entered into an employment agreement, dated as of January 5, 1998, as amended on May 10, 2001, September 26, 2002, August 25, 2003, July 2, 2007, November 13, 2008 and December 31, 2008 (as amended, the “Agreement”); and

WHEREAS, the Company and Sook now wish to amend the Agreement in accordance with the provisions of Section 13 of the Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as set forth herein.

FIRST: The signatories hereto agree that the Agreement is hereby amended by adding the following as a new Paragraph 27 to read in full as follows:

“27. Signing Bonus.

(a) In the event that Sook’s employment with the Company terminates at any time prior to December 31, 2011 as a result of Sook’s retirement or termination without Good Reason, Sook shall be required to repay to the Company an amount equal to a pro rata portion of the $350,000 cash lump sum received by Sook in connection with the signing of the addendum to the Agreement, dated November 13, 2008 (the “Signing Bonus”), determined by multiplying the amount of the after-tax proceeds of the Signing Bonus by a fraction, the numerator of which is the number of days remaining from the date of termination until December 31, 2011 and the denominator of which is 1,144. Such amount shall be repaid to the Company no later than ninety (90) days following the date of Sook’s termination of employment.”

SECOND: Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

THIRD: All other terms and conditions of the Agreement will remain in full force and effect.

Please indicate your agreement with and acceptance of the terms and conditions of this addendum as of the date listed above by signing below.

[Remainder of Page Intentionally Left Blank.]

Sincerely,

/s/ MATTHEW E. DEVINE
Matthew E. Devine Chief Financial Officer, Executive Vice President

Agreed and Accepted:

/s/ PERRY A. SOOK
Perry A. Sook President and Chief Executive Officer

[SIGNATURE PAGE TO EMPLOYMENT

AGREEMENT ADDENDUM]